EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into this 21st day of August, 2006, by and between US Biodefense, Inc., a Utah corporation (the "Company"), and Charles Wright, an individual ("Employee").

PREAMBLE

     The Board of Directors of the Company recognizes Employee's potential contribution to the growth and success of the Company and desires to assure the Company of Employee's employment in an executive capacity as Executive Vice-President and to compensate him therefor. Employee wants to be employed by the Company and to commit himself to serve the Company on the terms herein provided.

     The Company hereby employs Executive as Executive Vice-President, subject to the supervision and direction of the Company's Board of Directors.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

1. POSITION, RESPONSIBILITIES, AND TERM OF EMPLOYMENT.

     1.1 Position. Employee shall serve as Executive Vice-President and in such additional management position(s) as the Board shall designate. In such capacity Employee shall, subject to the bylaws of the Company, and to the direction of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to the positions of Executive Vice-President in accordance with the standards of the industry. The Board shall either vote, or recommend to the shareholders of the Company, as appropriate, that during the term of employment pursuant to this Agreement: (i) Employee be nominated for election as a director at each meeting of shareholders held for the election of directors; (ii) Employee be elected to and continued in the office of Secretary and Treasurer of the Company and such of its subsidiaries as he may select (and such other office, if any, as shall be denominated that of the Executive Vice-President of the Company or such subsidiary in the Company's or such subsidiary's Bylaws or other constituent instruments); (iii) Employee be elected to and continued on the Board of each subsidiary of the Company, (iv) if the Board of the Company or any of its subsidiaries shall appoint an executive committee (or similar committee authorized to exercise the general powers of the Board), Employee be elected to and continued on such committee; and (v) neither the Company nor any of its subsidiaries shall confer on any other officer or employee authority, responsibility, powers or prerogatives superior or equal to the authority, responsibility, prerogatives and powers vested in Employee hereunder.

     1.2 Best Efforts Covenant. Employee will, to the best of his ability, devote his best efforts and full cooperation to the performance of his duties for the Company and its subsidiaries and affiliates.

2. TERM. The term of this Agreement shall be for a period of six (6) years (“Term”), beginning on the date this Agreement is executed by the parties (“Effective Date”) unless otherwise provided herein. Upon each anniversary of this Agreement, the parties shall be obligated to review and reconsider the compensation provisions set forth in Section 3, below. This Agreement may be terminated earlier as herein provided. The parties agree that termination of the performance of duties by Employee under this Agreement does not, under any circumstance, terminate any of the obligations of either party under this Agreement except the obligation of the Company to use the services of Employee and the obligation of Employee to provide such services. All other obligations under this Agreement shall be terminated and/or satisfied only as otherwise indicated herein.

3. COMPENSATION.

     3.1 Base Compensation. Employee has elected, in the best interests of the Corporation, not to draw a base salary from the Corporation unless and until the Corporation achieves profitability for a four consecutive quarters, at which time Employee and Corporation shall review and reconsider the base compensation to be awarded to Employee. There shall be an annual review for merit by the Board and an increase as deemed appropriate to reflect the value of services by Employee. At no time during the term of this Agreement shall Employee's annual base salary fall below the compensation amount (“Minimum Annual Compensation”). In addition, if the Board increases Employee's Minimum Annual Compensation at any time during the term of this Agreement, such increased Minimum Annual Compensation shall become a floor below which Employee's compensation shall not fall at any future time during the term of this Agreement and shall become Minimum Annual Compensation.

     3.2 Incentive Compensation. Employee shall be entitled to receive payments under the Company's incentive compensation and/or bonus program(s) (as in effect from time to time), if any, in such amounts as are determined by the Company. Any incentive compensation which is not deductible in the opinion of the Company's counsel, under ' 162(m) of the Internal Revenue Code shall be deferred and paid, without interest, in the first year or years when and to the extent such payment may be deducted, Employee's right to such payment being absolute, subject only to the provisions of this Agreement.

     3.3 Participating in Benefits. Employee shall be entitled to all Benefits for as long as such Benefits may remain in effect and/or any substitute or additional Benefits made available in the future to similarly situated employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefits adopted by the Company. Benefits paid to Employee shall not be deemed to be in lieu of other compensation to Employee hereunder as described in this Section 3.

     3.4 The Company shall reimburse Employee for all reasonable expenses, as incurred in pursuit of the Company’s general operations, provided that Employee submit a schedule and documentation or receipts evidencing such expenses.

4. TERMINATION. This Agreement may be terminated as follows:

     4.1 Termination by Company for Other Than Cause. If during the term of this

Agreement the Company terminates the employment of Employee and such termination is not for Cause, the Company shall pay to Employee an amount equal to the monthly portion of Employee's Minimum Annual Compensation multiplied by the number of months remaining in the term of this Agreement (the "Severance Period") until such time as Employee shall become reemployed in a position consistent with Employee's experience and stature. If Employee obtains new employment, no further compensation shall be paid to Employee.

     4.2 Constructive Discharge. If the Company fails to comply with the provisions of Section 3, or engages in any other material breach of the terms of this Agreement, Employee may, at his option, terminate his employment and such termination shall be considered to be a termination of Employee's employment by the Company for reasons other than "Cause."

     4.3 Termination by the Company for Cause. The Company shall have the right to terminate the employment of Employee for Cause. Effective as of the date that the employment of Employee terminates by reason of Cause, this Agreement shall terminate and no further payments of the Compensation described in Section 3 (except for such remaining payments of Minimum Annual Compensation under Section 3. 1 relating to periods during which Employee was employed by the Company) shall be made.

     4.4 Termination on Account of Employee's Death:

          (a) In the event of Employee's death during the term of this Agreement:

               (1) This Agreement shall terminate except as provided in this Section; and

               (2) The Company shall pay to Employee's beneficiary or beneficiaries (or to his estate if he fails to make such designation) in accordance with the terms of Section 4.01.

          (b) Employee may designate one or more beneficiaries for the purposes of this Section by making a written designation and delivering such designation to a Vice President or the Treasurer of the Company. If Employee makes more than one such written designation, the designation last received before Employee's death shall control.

     4.5 Termination on Account of Employee's Disability. If Employee ceases to perform services for the Company because he is suffering from a medically determinable disability and is therefore incapable of performing such services, the Company shall be obligated to continue to pay Employee an amount equal to one hundred percent (100%) of Employee's Minimum Annual Compensation as in effect on the date of Employee's cessation of services by reason of disability less any amounts paid to Employee as Workers Compensation, Social Security Disability benefits (or any other disability benefits paid to Employee as federal, state, or local disability benefits) and any amounts paid to Employee as disability payments under any disability plan or program for a period ending on the earlier of: (a) the date that Employee again becomes employed in a significant manner and on a substantially full-time basis; (b) the date that Employee attains normal retirement age, as such age is defined in a retirement plan maintained by the Company; (c) Employee begins to receive retirement benefits from a retirement plan maintained by the Company; or (d) the termination date of this Agreement.

5. CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETE

     5.1 Any and all information, written or oral, relating directly or indirectly to the business, operations, services, facilities, methodologies, technologies, intellectual property, research and development, sources of information, advertising and promotional plans, customers, clients and suppliers of the Company supplied to Employee, any of the principal executives, management, shareholders or subsidiaries of Employee, Employees and authorized agents of Employee by or on behalf of the Company, or otherwise acquired during the course of dealings between the parties or otherwise, shall be deemed "Confidential Information."

     5.2 Employee recognizes and acknowledges that the Company's trade secrets and proprietary information and know-how, as they may exist from time to time ("Confidential Information"), are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee will not, during the term of this Agreement, in whole or in part, disclose such secrets, information or know-how to any Person for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefit of any Person (except the Company) under any circumstances during the term of this Agreement, provided that after the term of this Agreement these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent). Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Employee shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. Employee agrees to hold as the Company's property all memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of this Agreement, or on demand of the Company at any time, to deliver the same to the Company. Employee agrees that he will not use or disclose to other employees of the Company, during the term of this Agreement, confidential information belonging to his former employers.

     Employee shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. Employee shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.

     5.3 Except with the prior written consent of the Board, Employee shall not solicit customers, clients or employees of the Company or any of its affiliates during the term of this

Agreement with the purpose or intent to engage, either independently or in collusion with other parties, in an operation in direct competition with the Company’s business. Without limiting the generality of the foregoing, Employee will not willfully canvas, solicit nor accept any such business in competition with the business of the Company from any customers of the Company with whom Employee had contact during, or of which Employee had knowledge solely as a result of, his performance of services for the Company pursuant to this Agreement. Employee will not directly or indirectly request, induce or advise any customers of the Company with whom Employee had contact during the term of this Agreement to withdraw, curtail or cancel their business with the Company. Employee will not induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.

     5.4 If, during the term of this Agreement, Employee identifies, or otherwise becomes aware of the identification by the Company of, any Acquisition Opportunity, all rights in such Acquisition Opportunity (as between the Company and Employee) shall belong solely to the Company. As used herein, "Acquisition Opportunity" means any entity engaged in the business in which the Company is or actively proposes to engage in any territory in the world in which the Company is conducting or proposes to conduct material activities.

     5.5 All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Employee during the term of his employment under this Agreement shall be and shall remain the sole property of the Company.

     5.6 Employee acknowledges that his services to the Company are of a unique character which give them a special value to the Company. Employee further recognizes that violations by Employee of any one or more of the provisions of this Section 7 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. Employee agrees that, therefore, in addition to any other remedy which the Company may have at law and equity, including the right to withhold any payment of compensation under Section 3 of this Agreement, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by Employee of the provisions of this Agreement.

     5.7 All technologies developed, introduced or conceived during the term of this Agreement by the Company, or extensions thereof, shall be and shall remain the sole property of the Company.

6. BREACH OF RESTRICTIVE COVENANT. In addition to any rights of the Company pursuant to the attached non-compete agreement, if Employee breaches the foregoing covenant not to compete, either during the term of this Agreement, Employee shall pay the Company, the sum of all revenues lost by the Company as a result of Employee's diversion of customers in violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any remedies available to it for Employee's unauthorized disclosure of such information, including the recovery of damages from Employee.

7. CORPORATION'S AUTHORITY. Employee agrees to observe and comply with the rules and regulations of the Corporation, as adopted by the Board of Directors, respecting performance of duties and to carry out and perform orders, directions and policies stated by the Company from time to time either orally or in writing. Employee understands that the Company shall have final authority over acceptance or refusal of any customer, over the prices to be charged any customer for goods or services sold and over all other matters relating to the business of the Company.

8. GOVERNMENTAL AUTHORITIES. The parties agree that, in connection with the services performed hereunder, they shall each comply with all laws, rules and regulations of all governmental authorities having jurisdiction over the matters relating to this Agreement.

9. HOLD HARMLESS. Each party shall conduct themselves at all times in accordance with the highest standards of professional conduct and responsibility and each hereby indemnifies and saves harmless the other from each and every and all losses, claims, demands, obligations, liabilities, indebtedness and causes of action of every kind, type, nature or description whatsoever, whether known or unknown, as if expressly set forth and described herein, which either party may incur, suffer, become liable for, or which may be asserted or claimed against the other party as a result of the acts, errors or omissions of the other party.

10. MISCELLANEOUS PROVISIONS. The parties agree that the following general provisions shall apply to this Agreement.

11. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

12. AUTHORITY AND EXECUTION. The execution and delivery of this Agreement by each party and performance of the transactions contemplated hereby by such party have been duly authorized on the part of such party, and the person(s) executing this Agreement on behalf of such party have full power and authority to execute the same.

13. ASSIGNMENT. No right or interest in this Agreement shall be assigned by either party without the written permission of the other party and no delegation of any obligation owed or of the performance of any obligation shall be made without the written permission of the parties. Any attempted assignment or delegation shall be wholly void and totally ineffective for all purposes unless made in conformity with this Agreement.

14. SUCCESSORS AND ASSIGNS. Except as provided in the preceding paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereof, and each of his successors and assigns.

15. WILLS. In the event that any party to this Agreement is an individual, that individual agrees to include in his will or other testamentary instrument a direction and authorization to his/her successor representative to comply with the provisions of this Agreement and to buy or to sell assets in accordance with this Agreement. Notwithstanding the foregoing, however, the failure of any individual to do so shall not affect the validity or enforceability of this Agreement.

16. ENTIRE AGREEMENT. This writing is intended by the parties as a final expression of his Agreement, is intended also as a complete and exclusive statement of the terms of this, the sole and only, Agreement between them, correctly sets forth his obligations to each other as of this date and contains all of the covenants and agreements between the parties with respect to those services. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

17. MODIFICATION. This Agreement or any of its terms cannot be modified, changed, altered, appealed, discharged or terminated except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of any such modification is sought.

18. AMENDMENTS. The provisions of this Agreement may be waived, altered, amended, repealed, or otherwise changed, in whole or in part, only on the written consent of all the parties to this Agreement.

19. EFFECT OF WAIVER. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of the right or power for all or any other times. Except as otherwise provided herein, no claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. Any party shall have the unilateral right by written instrument to waive any condition or extend the time for performance of any condition or act to be performed for its benefit or approval, and a waiver of any condition, right or remedy shall not be deemed a waiver of any other condition, right or remedy. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision of this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same provision or any other provision of this Agreement.

20. CONSTRUCTION. This Agreement shall be construed as a whole and in accordance with its plain meaning. The organization of this Agreement is for convenience only and shall not be used in construing the meaning of the provisions of this Agreement.

21. SEVERABILITY AND INVALIDITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

22. HEADINGS AND TITLES. The title headings of the respective sections and paragraphs of this Agreement are inserted for convenience and ease of reference only and shall not be deemed to be part of this Agreement or do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

23. GENDER. When the context in which the words are used in this Agreement indicates that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other.

24. GOVERNING LAW. This Agreement has been executed in the place indicated below and shall be construed in accordance with, and governed by, the laws of the State of Arizona.

25. ARBITRATION OF DISPUTES. Any controversy or claim between the parties arising out of or relating to this Agreement, or the breach thereof, or any claim hereunder, shall be settled by arbitration in the County of Maricopa in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered in any state or federal court having jurisdiction thereof. The fee of the arbitrator or arbitrators shall be borne by the parties in accordance with the Rules of the American Arbitration Association and, insofar as may be feasible, the parties shall designate an experienced arbitrator (or arbitrators) who is knowledgeable of the type contemplated by this Agreement. The parties agree that as between them, this arbitration provision shall not preclude either party from seeking provisional judicial remedies to preserve the status quo.

26. REMEDY FOR BREACH. If either party breaches any provision of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings to obtain damages for breach of this Agreement or for any other legal or equitable relief to which it may be entitled at law. It is further agreed that any breach or evasion of any of the terms of this contract by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance, if appropriate, as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

27. ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

28. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed fully effective as an original and all of which together shall constitute one and the same instrument.

29. FACSIMILE TRANSMISSION. In the event that any person utilizes a "facsimile" transmission, including but not limited to signed documents, the parties agree to accept the same as if they bore original signatures. The parties hereby agree to provide the other parties, within seventy-two (72) hours of transmission, such facsimile transmitted documents bearing the original signature, if any.

30. NOTICE. All notices, requests, demands, options and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if given personally, or by telephone, telegram, or electronic transmission to the President of the party to whom notice is being given, or, if served personally on the party to whom notice is to be given, or within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and if properly addressed to the party, at its address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

31. TIME IS OF ESSENCE. Time is expressly declared to be of the essence of this Contract.

32. COMPUTATION OF TIME. All periods of time referred to herein shall include all Saturdays and Sundays and State or National holidays, unless the period of time specifies business days. A business day is any day other than Sunday and State or National holidays. Notwithstanding the foregoing, however, if the date for the last date to perform any act or giving any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or State or National holiday. The time to perform any act or give any notice shall include twenty-four hours within each day unless expressly provided otherwise.

33. COSTS OF PERFORMANCE. Any party breaching this agreement shall bear and save the other party harmless from all costs and expenses required for securing any court orders, court decrees, court approvals, inheritance tax clearances, and estate tax clearances required to enable the non-breaching party to secure the required performance of the breaching party.

34. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

     34.1 Each party believes the matter set forth in the Recitals to be true and correct;

     34.2 Each party has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement;

     34.3 Each party has carefully read this Agreement and understands this Agreement;

     34.4 No party has previously assigned, encumbered, or in any manner transferred all or any portion of any claim or right that may be covered by this Agreement;

     34.5 No representation, warranty, or promise not expressly set forth in this Agreement has been made by any party to this Agreement or by its agents, representatives, or attorneys with respect to the subject matter of this Agreement and no party has entered into this Agreement on the basis of any such representation, warranty, or promise; and

     34.6 This Agreement is not intended to be, and shall not be deemed or construed to be, an admission of liability by any party for any purpose.

US BIODEFENSE, INC. (COMPANY)

Sign:	/s/ David Chin

Print:	David Chin

Position:	President

Dated:	August 21, 2006

CHARLES WRIGHT (EMPLOYEE)

Sign:	/s/ Charles Wright

Print:	Charles Wright

Dated:	August 21, 2006